UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 4, 2024

PMV Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39539	46-3218129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Research Way
Princeton, New Jersey 08540
(Address, including zip code, of Registrant’s principal executive offices)

(609) 642-6670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	PMVP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2024, PMV Pharmaceuticals, Inc. (the “Company”) announced the appointment of Michael Carulli as Chief Financial Officer (“CFO”), principal financial officer and principal accounting officer of the Company, to serve in such capacity until a successor is duly appointed and approved by the Company’s board of directors (“Board”). The effective date of Mr. Carulli’s appointment was January 5, 2024. On January 5, 2024, the Company also announced that Winston Kung, the Company’s current Chief Operating Officer (“COO”) and CFO, will transition from his role as COO and CFO, effective January 4, 2024. Mr. Kung will serve as an advisor to the Company through March 31, 2024 to assist in the transition of his duties. Mr. Kung’s departure is not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Carulli, 50, has served as the Company’s Senior Vice President of Finance since March 2023, and prior to that, as Vice President of Finance from May 2020 to March 2023. Prior to joining the Company, Mr. Carulli was at Celgene (now Bristol Myers Squibb), a global biopharmaceutical company, since 2010 where he held multiple positions, including most recently as Executive Director FP&A – Research & Development, and oversaw the financial and operational plans for the research and development organization. Combined, Mr. Carulli has over 20 years of financial management experience. Mr. Carulli received a B.S. in Marketing and Management from Siena College and a M.B.A. from the Fordham Gabelli School of Business.

Also on January 5, 2024, the Company announced that Leila Alland, M.D., the Company’s Chief Medical Officer (“CMO”), will transition from her role as CMO, effective on January 5, 2024. Dr. Alland will serve as an advisor to the Company through March 31, 2024 to assist in the transition of her duties. Dr. Alland’s departure is not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Mr. Carulli’s employment as CFO does not have a specific term and will be at-will under the terms of his existing employment agreement. The Company will pay Mr. Carulli an annual base salary of $370,000 and an annual target cash bonus of 40%, which shall be subject to review and adjustment based upon the Company’s normal performance review practices. Effective on January 5, 2024, Mr. Carulli will be covered by the Company’s Change in Control and Severance Policy (“Severance Policy”) at the executive officer level. The Severance Policy is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (No. 333-248627) filed with the Securities and Exchange Commission (“SEC”) on September 4, 2020 (the “Form S-1”).

Effective upon Mr. Carulli’s appointment, Mr. Carulli was designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended. The Company has also entered into an indemnification agreement with Mr. Carulli in connection with his appointment, in the form filed as Exhibit 10.1 to the Form S-1.

Mr. Carulli (a) is not a party to any other arrangements or understandings with any other person pursuant to which he was selected to serve as an officer of the Company, (b) has not been involved in any transactions with the Company or related persons of the Company that would require disclosure under Item 404(a) of the Regulation S-K, and (c) does not have any family relationship with any members of the Board or any executive officer of the Company.

The foregoing summary of Mr. Carulli’s employment arrangement is subject to, and qualified in its entirety by, the full text of such agreement, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Kung Transition Agreement

In connection with Mr. Kung’s departure as COO and CFO of the Company, Mr. Kung has agreed to provide advisory services to the Company following his departure from January 4, 2024 through March 31, 2024, unless earlier terminated. In exchange for his services, Mr. Kung will receive a monthly retainer of $20,000. The foregoing summary of the transition arrangement is subject to, and qualified in its entirety by, the full text of such agreement, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Alland Separation Letter

On January 5, 2024, in connection with Dr. Alland’s departure as CMO of the Company, the Company entered into a separation agreement with Dr. Alland (the “Alland Separation Letter”), which provides for, among other things, compensation and benefits to Dr. Alland as follows: (i) lump sum payment in the amount of $76,381.50, and (ii) continued vesting for 34,800 unvested shares of restricted stock through the September 9, 2024 scheduled vesting date, pursuant to the Company’s 2020 Equity Incentive Plan and the related award agreement for such restricted stock award. Pursuant to the Alland Separation Letter, Dr. Alland has also agreed to provide the Company with CMO transition services as reasonably requested through March 31, 2024, payable at a $500 hourly rate. The Alland Separation Letter also contains customary releases and waivers of claims by Dr. Alland and confidentiality provisions. The foregoing summary of the Alland Separation Letter is subject to, and qualified in its entirety by, the full text of the Alland Separation Letter, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Item 7.01.	Regulation FD Disclosure.

On January 5, 2024, the Company issued a press release reflecting the matters discussed in Item 5.02 of this Current Report on Form 8-K. The full text of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release issued by PMV Pharmaceuticals, Inc., dated January 5, 2024.

104	Cover Page Interactive Date File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMV PHARMACEUTICALS, INC.

By:	/s/ David Mack
David Mack
Chief Executive Officer

Date: January 5, 2024